Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

BAXTER MEETS EXPECTATIONS WITH SOLID FINANCIAL RESULTS

FOR THE THIRD QUARTER 2013

Company Further Advances Its Portfolio With Acquisitions and Collaborations, While Achieving New Product Pipeline Milestones

DEERFIELD, Ill., October 17, 2013 — Baxter International Inc. (NYSE:BAX) today posted solid financial results for the third quarter which met expectations as the company further augmented its portfolio with the acquisition of Gambro AB, and continued to advance its new product pipeline by launching new products, achieving multiple regulatory milestones, and establishing new collaborations. The company also provided guidance for the fourth quarter and confirmed its full-year 2013 financial outlook.

For the third quarter, Baxter reported net income of $544 million and earnings per diluted share of $0.99, compared to net income of $583 million and earnings per diluted share of $1.06 in the same period last year. These results include after-tax special items totaling $111 million (or $0.20 per diluted share), for costs associated with Baxter’s acquisition of Gambro, which was completed in the quarter, increased litigation reserves and payments associated with previously announced collaborations. Third quarter 2012 results included after-tax special items of $45 million (or $0.08 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter’s net income and earnings per diluted share advanced 4 percent to $655 million, or $1.19 per diluted share, which was in line with the company’s previously-issued earnings guidance.

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BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales totaled $3.8 billion and increased 9 percent from prior-year levels. Excluding the contribution of Gambro revenues, which totaled $100 million, Baxter’s sales increased 6 percent. Foreign currency did not have a material impact on sales growth in the quarter. Sales within the United States exceeded $1.6 billion and advanced 9 percent, and international sales of $2.1 billion also increased 9 percent.

BioScience revenues of $1.6 billion rose 6 percent from the prior-year period driven primarily by improved demand for the company’s hemophilia therapies, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and FEIBA (an inhibitor therapy), as well as the benefit from government collaborations and the timing of international tenders.

Medical Products sales of $2.2 billion increased 10 percent from the prior-year period, and includes revenues associated with the Gambro acquisition. Excluding foreign currency and the contribution from the acquisition, Medical Products sales grew 6 percent. This performance was driven by gains in peritoneal dialysis patients, as well as growth of anesthetics and certain injectable therapies, specifically cyclophosphamide, a generic oncology drug.

Nine-Month Results

For the first nine months of 2013, Baxter reported net income of $1.7 billion, or $3.06 per diluted share. Excluding special items in both periods, Baxter’s adjusted net income for the nine-month period increased 3 percent to $1.9 billion, and earnings per diluted share of $3.41 grew 4 percent from $3.27 per diluted share reported in the comparable prior-year period.

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BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  3

Baxter’s worldwide sales for the nine-month period totaled $10.9 billion and rose 4 percent. Excluding the impact of foreign currency and revenues associated with the Gambro acquisition, Baxter’s revenues also increased 4 percent. BioScience sales of $4.8 billion advanced 5 percent (and excluding foreign currency sales increased 6 percent), while Medical Products sales of $6.1 billion grew 4 percent from the prior-year period (and excluding foreign currency sales also increased 4 percent). Excluding foreign currency and revenues associated with the Gambro acquisition, Medical Products sales increased 2 percent on a year-to-date basis.

During the first three quarters of 2013, Baxter generated cash flows from operations of approximately $2.1 billion and returned significant value to shareholders. On a year-to-date basis, Baxter has returned over $1.6 billion to shareholders through share repurchases of $863 million (or approximately 12.4 million shares) and dividends totaling $757 million, reflecting more than a 35 percent increase in dividend payments versus the prior-year period.

“Our global presence and diversified healthcare model, together with the advancements we’ve made to our business portfolio and new product pipeline are focused on driving improved access to care, better outcomes for patients and enhanced value for our shareholders,” said Robert L. Parkinson, Jr., chairman and chief executive officer.

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BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  4

Recent Highlights

Baxter continued to advance its product pipeline and expand its business portfolio with the achievement of several milestones during the quarter, including:

•

Launch of HyQvia as a replacement therapy for adults with primary and secondary immunodeficiencies in Germany. Additional EU market launches are scheduled for the coming months and U.S. regulatory activities remain on track.

•

U.S. launch of RIXUBIS [Coagulation Factor IX (Recombinant)] for routine prophylactic treatment, control of bleeding episodes, and perioperative management in adults with hemophilia B. RIXUBIS is the first new recombinant factor IX (rFIX) approved for hemophilia B in more than 15 years and is the only rFIX indicated for both routine prophylaxis and control of bleeding episodes for adult patients living with this chronic condition.

•

Continued global expansion of the company’s parenteral nutrition portfolio with the launch of CLINOMEL in China and OLIMEL in Brazil. Baxter also received U.S. Food and Drug Administration approval for its CLINOLIPID, (20% Lipid Injectable Emulsion), an olive oil-based lipid emulsion used in parenteral nutrition, indicated for adults.

•

Approval from the EMA to include PK-guided dosing information in ADVATE’s EU label. This information is based on a Phase IV prophylaxis clinical study and offers some patients the option of a dosing schedule of every three days. In the study, PK-guided and standard prophylactic dosing regimens were comparably effective in reducing annual bleeding rates.

•

Execution of an exclusive distribution and license agreement between Baxter and JW Holdings for parenteral nutritional products containing a novel formulation of omega 3 lipids. With this collaboration, Baxter will complement its leading global parenteral nutrition portfolio, and provide global commercial capabilities and clinical development.

•	Announcement of an exclusive collaboration with Coherus Biosciences to develop and commercialize a biosimilar to etanercept in Europe, Canada, Brazil and other markets.

Outlook for Fourth Quarter and Full-Year 2013

Baxter also announced today its financial outlook for the fourth quarter and confirmed earnings guidance within its previously stated range for the full-year 2013. The company’s guidance for the quarter and the full-year includes the impact of the Gambro acquisition.

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BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  5

For the fourth quarter of 2013, Baxter expects sales growth, excluding the impact of foreign currency, of approximately 14 to 15 percent (or approximately 12 to 13 percent including the impact of foreign currency). This includes Gambro revenues of approximately $400 million. The company projects earnings per diluted share in the fourth quarter of $1.24 to $1.26, before any special items.

For the full-year 2013, Baxter expects sales growth, excluding the impact of currency, of approximately 7 percent (or approximately 6 percent including the impact of foreign currency). Excluding the impact of foreign currency and the Gambro acquisition, Baxter continues to expect sales growth of approximately 4 percent (or approximately 3 percent including the impact of foreign currency). The company expects to generate revenues associated with the Gambro acquisition of approximately $500 million for the full year 2013. In addition, the company expects earnings of $4.65 to $4.67 per diluted share, before any special items, and cash flows from operations of approximately $3.3 billion.

A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 17, 2013. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

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BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  6

This release includes forward-looking statements concerning the company’s financial results, business development activities, R&D pipeline and outlook for 2013, including as impacted by the Gambro AB acquisition. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development and R&D activities, including the ability to successfully integrate the Gambro acquisition; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended September 30, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2013		2012		Change

NET SALES	$ 3,774		$ 3,477		9%

COST OF SALES	1,828		1,667		10%

GROSS MARGIN	1,946		1,810		8%

% of Net Sales	51.6%		52.1%		(0.5 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	984		743		32%
% of Net Sales	26.1%		21.4%		4.7 pts

RESEARCH AND DEVELOPMENT EXPENSES	290		290		0%
% of Net Sales	7.7%		8.3%		(0.6 pts	)

NET INTEREST EXPENSE	45		25		80%

OTHER INCOME, NET	(55)		(14)		N/M

PRE-TAX INCOME	682		766		(11%	)

INCOME TAX EXPENSE	138		183		(25%	)

% of Pre-Tax Income	20.2%		23.9%		(3.7 pts	)

NET INCOME	$ 544		$ 583		(7%	)

BASIC EPS	$ 1.00		$ 1.07		(7%	)

DILUTED EPS	$ 0.99		$ 1.06		(7%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		548
Diluted	549		552

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 834	A	$ 816	A	2%

ADJUSTED NET INCOME (excluding special items)	$ 655	A	$ 628	A	4%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.19	A	$ 1.14	A	4%

A	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended September 30, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended September 30, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Three Months Ended
	September 30,
	2013	2012	Change

Gross Margin	$ 1,946	$ 1,810	8%
Gambro acquisition and integration items [1]	15	—

Adjusted Gross Margin	$ 1,961	$ 1,810	8%

% of Net Sales	52.0%	52.1%	(0.1 pts	)

Marketing and Administrative Expenses	$ 984	$ 743	32%
Gambro acquisition and integration items [1]	(33)	—
Tax and legal reserves [2]	(124)	—

Adjusted Marketing and Administrative Expenses	$ 827	$ 743	11%

% of Net Sales	21.9%	21.4%	0.5 pts

Research and Development Expenses	$ 290	$ 290	0%
Business development items [3]	(25)	(50)

Adjusted Research and Development Expenses	$ 265	$ 240	10%

% of Net Sales	7.0%	6.9%	0.1 pts

Other Income, Net	$ (55)	$ (14)	N/M
Gambro acquisition and integration items [1]	(10)	—
Tax and legal reserves [2]	35	—
Currency-related items [4]	20	—

Adjusted Other Income, Net	$ (10)	$ (14)	N/M

Pre-Tax Income	$ 682	$ 766	(11%	)
Impact of special items	152	50

Adjusted Pre-Tax Income	$ 834	$ 816	2%

Income Tax Expense	$ 138	$ 183	(25%	)
Impact of special items	41	5

Adjusted Income Tax Expense	$ 179	$ 188	(5%	)

% of Adjusted Pre-Tax Income	21.5%	23.0%	(1.5 pts	)

Net Income	$ 544	$ 583	(7%	)
Impact of special items	111	45

Adjusted Net Income	$ 655	$ 628	4%

Diluted EPS	$ 0.99	$ 1.06	(7%	)
Impact of special items	0.20	0.08

Adjusted Diluted EPS	$ 1.19	$ 1.14	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	552

[1]	Cost of sales, marketing and administrative expenses and other income, net in 2013 included total charges of $58 million ($53 million, or $0.09 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro AB (Gambro), including post-acquisition restructuring activities.

[2]	Marketing and administrative expenses in 2013 included charges totaling $124 million ($95 million, or $0.17 per diluted share, on an after-tax basis) related to tax and legal reserves associated with VAT matters in Turkey and existing class-action and other related litigation, including litigation fees. Income tax expense in 2013 included a net benefit of $6 million ($0.01 per diluted share) related to uncertain tax positions in Switzerland and Turkey. Other income, net in 2013 included the offsetting impact of $35 million ($0.06 per diluted share) in noncontrolling interest for the VAT and tax items above associated with the company’s non-wholly owned subsidiary in Turkey.

[3]	Research and development (R&D) expenses in 2013 included an R&D charge of $25 million ($17 million, or $0.03 per diluted share, on an after-tax basis) related to the company’s collaboration agreement with JW Holdings. R&D expenses in 2012 included an R&D charge of $50 million ($45 million, or $0.08 per diluted share, on an after-tax basis) related to the company’s licensing agreement with Onconova Therapeutics, Inc. (Onconova).

[4]	Other income, net in 2013 included a net gain of $20 million ($13 million, or $0.02 per diluted share, on an after-tax basis) principally related to the company’s derivative instruments used to hedge the anticipated foreign currency cash outflows for the Gambro acquisition.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Nine Months Ended September 30, 2013 and 2012

(unaudited)

(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2013		2012		Change

NET SALES	$ 10,891		$ 10,437		4%

COST OF SALES	5,250		5,041		4%

GROSS MARGIN	5,641		5,396		5%

% of Net Sales	51.8%		51.7%		0.1 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,617		2,284		15%
% of Net Sales	24.0%		21.9%		2.1 pts

RESEARCH AND DEVELOPMENT EXPENSES	809		865		(6%	)
% of Net Sales	7.4%		8.3%		(0.9 pts	)

NET INTEREST EXPENSE	87		65		34%

OTHER EXPENSE (INCOME), NET	10		(133)		N/M

PRE-TAX INCOME	2,118		2,315		(9%	)

INCOME TAX EXPENSE	432		483		(11%	)

% of Pre-Tax Income	20.4%		20.9%		(0.5 pts	)

NET INCOME	$ 1,686		$ 1,832		(8%	)

BASIC EPS	$ 3.10		$ 3.32		(7%	)

DILUTED EPS	$ 3.06		$ 3.29		(7%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	543		552
Diluted	550		556

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 2,391	A	$ 2,329	A	3%

ADJUSTED NET INCOME (excluding special items)	$ 1,875	A	$ 1,816	A	3%

ADJUSTED DILUTED EPS (excluding special items)	$ 3.41	A	$ 3.27	A	4%

A	Refer to page 10 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Nine Months Ended September 30, 2013 and 2012

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the nine months ended September 30, 2013 and 2012 included special items which impacted the GAAP measures as follows:

	Nine Months Ended
	September 30,
	2013	2012	Change

Gross Margin	$ 5,641	$ 5,396	5%
Gambro acquisition and integration items [1]	15	—
Currency-related items [2]	1	—
Business optimization items [3]	(20)	—
Business development items [5]	—	6
Reserve adjustments [6]	—	(23)

Adjusted Gross Margin	$ 5,637	$ 5,379	5%

% of Net Sales	51.8%	51.5%	0.3 pts

Marketing and Administrative Expenses	$ 2,617	$ 2,284	15%
Gambro acquisition and integration items [1]	(73)	—
Tax and legal reserves [4]	(124)	—
Business development items [5]	—	(9)

Adjusted Marketing and Administrative Expenses	$ 2,420	$ 2,275	6%

% of Net Sales	22.2%	21.8%	0.4 pts

Research and Development Expenses	$ 809	$ 865	(6%	)
Business optimization items [3]	(18)	—
Business development items [5]	(25)	(113)

Adjusted Research and Development Expenses	$ 766	$ 752	2%

% of Net Sales	7.0%	7.2%	(0.2 pts	)

Other Expense (Income), Net	$ 10	$ (133)	N/M
Gambro acquisition and integration items [1]	(10)	—
Currency-related items [2]	(62)	—
Tax and legal reserves [4]	35	—
Reserve adjustments [6]	—	91

Adjusted Other Expense (Income), Net	$ (27)	$ (42)	N/M

Pre-Tax Income	$ 2,118	$ 2,315	(9%	)
Impact of special items	273	14

Adjusted Pre-Tax Income	$ 2,391	$ 2,329	3%

Income Tax Expense	$ 432	$ 483	(11%	)
Impact of special items	84	30

Adjusted Income Tax Expense	$ 516	$ 513	1%

% of Adjusted Pre-Tax Income	21.6%	22.0%	(0.4 pts	)

Net Income	$ 1,686	$ 1,832	(8%	)
Impact of special items	189	(16)

Adjusted Net Income	$ 1,875	$ 1,816	3%

Diluted EPS	$ 3.06	$ 3.29	(7%	)
Impact of special items	0.35	(0.02)

Adjusted Diluted EPS	$ 3.41	$ 3.27	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	550	556

[1]	Cost of sales, marketing and administrative expenses and other expense (income), net in 2013 included total charges of $98 million ($78 million, or $0.15 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro, including post-acquisition restructuring activities.

[2]	Cost of sales and other expense (income), net in 2013 included a charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the Venezuelan currency devaluation announced by the government of Venezuela in February 2013. Additionally, other expense (income), net in 2013 included a net loss of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) principally related to the company’s derivative instruments used to hedge the anticipated foreign currency cash outflows for the Gambro acquisition.

[3]	Cost of sales in 2013 included a benefit of $20 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized. R&D expenses in 2013 included charges of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) primarily related to contract termination costs associated with the discontinuation of the company’s Alzheimer’s disease program.

[4]	Marketing and administrative expenses in 2013 included charges totaling $124 million ($95 million, or $0.17 per diluted share, on an after-tax basis) related to tax and legal reserves associated with VAT matters in Turkey and existing class-action and other related litigation, including litigation fees. Income tax expense in 2013 included a net benefit of $6 million ($0.01 per diluted share) related to uncertain tax positions in Switzerland and Turkey. Other expense (income), net in 2013 included the offsetting impact of $35 million ($0.06 per diluted share) in noncontrolling interest for the VAT and tax items above associated with the company’s non-wholly owned subsidiary in Turkey.

[5]	R&D expenses in 2013 included an R&D charge of $25 million ($17 million, or $0.03 per diluted share, on an after-tax basis) related to the company’s collaboration agreement with JW Holdings. Cost of sales, marketing and administrative expenses and R&D expenses in 2012 included business development charges totaling $128 million ($102 million, or $0.19 per diluted share, on an after-tax basis) which principally related to R&D charges of $33 million associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta), $30 million associated with the company’s global collaboration with Chatham Therapeutics, LLC (Chatham), and $50 million associated with the company’s licensing agreement with Onconova.

[6]	Cost of sales in 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company substantially completed its recall activities in the United States. Other expense (income), net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million and $38 million for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. and ApaTech Limited, respectively, for which there was no tax expense recognized.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012

Net income	$ 544		$ 583		$1,686		$1,832
Adjustments
Depreciation and amortization	207		179		573		534
Deferred income taxes	148		78		85		197
Stock compensation	39		34		111		97
Realized excess tax benefits from stock issued under employee benefit plans	(13)		(6)		(32)		(14)
Other	(52)		37		2		(47)
Changes in balance sheet items
Accounts and other current receivables, net	58		(42)		70		72
Inventories	(106)		(36)		(412)		(136)
Accounts payable and accrued liabilities	115		(53)		(56)		(282)
Business optimization and infusion pump payments	(29)		(63)		(81)		(226)
Other	55		36		169		134

Cash flows from operations	$ 966		$ 747		$2,115		$2,161

Changes in Net Debt
Increase (decrease)	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012

Net debt, beginning of period A	$3,046		$2,961		$2,660		$ 2,290

Cash flows from operations	(966)		(747)		(2,115)		(2,161)
Capital expenditures	398		259		1,037		762
Dividends	267		184		757		558
Proceeds from stock issued under employee benefit plans	(114)		(121)		(436)		(293)
Purchases of treasury stock	146		105		863		1,065
Acquisitions and investments	3,685	B	116	B	3,772	B	585	B
Sales of investments and other investing activities	(4)		(12)		(14)		(86)
Payment of assumed Gambro debt	221		—		221		—
Other, including the effect of exchange rate changes	11		11		(55)		36
Increase (decrease) in net debt	3,644		(205)		4,030		466

Net debt, September 30 A	$6,690		$2,756		$6,690		$ 2,756

Key statistics, September 30:
Days sales outstanding	59.4	C	57.0		59.4	C	57.0
Inventory turns	2.1		2.3		2.1		2.3

A	Net debt is a non-GAAP measure, refer to page 12 for a description of net debt and a reconciliation to GAAP measures.

B

Acquisitions and investments in 2013 included $3.6 billion for the third quarter 2013 acquisition of Gambro (net of cash acquired) and $51 million for the first quarter 2013 acquisition of the investigational hemophilia compound OBI-1 and related assets from Inspiration BioPharmaceuticals, Inc. and Ipsen Pharma S.A.S. Acquisitions and investments in 2012 included $100 million for the third quarter 2012 investment in Onconova preferred stock and execution of a licensing agreement, $90 million for the second quarter 2012 exercise of the company’s option to acquire the remaining equity interest in Sigma International General Medical Apparatus, LLC, $25 million for the second quarter 2012 payment to execute the Chatham collaboration, $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., and $33 million for the first quarter 2012 payment to execute the Momenta collaboration.

C	Includes the impact from the acquisition of Gambro in September 2013. Excluding Gambro, the company’s days sales outstanding was 55.1 days as of September 30, 2013.

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BAXTER INTERNATIONAL INC.

Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Short-term debt	$ 42	$ 33	$ 333	$ 27	$ 16	$ 385	$ 313	$ 256
Current maturities of long-term debt and lease obligations	372	378	377	323	317	497	485	190
Long-term debt and lease obligations	8,652	8,624	5,157	5,580	5,614	4,432	4,411	4,749

Total debt	9,066	9,035	5,867	5,930	5,947	5,314	5,209	5,195

Less: Cash and equivalents	(2,376)	(5,989)	(2,689)	(3,270)	(3,191)	(2,353)	(2,272)	(2,905)

Total net debt	$ 6,690	$ 3,046	$ 3,178	$ 2,660	$ 2,756	$ 2,961	$ 2,937	$ 2,290

A	Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending September 30, 2013 and 2012

(unaudited)

($ in millions)

	Q3 2013	Q3 2012	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2013	YTD 2012	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 831	$ 790	5%	5%	$ 2,386	$ 2,262	5%	5%
International	789	732	8%	7%	2,402	2,288	5%	6%
Total BioScience	$1,620	$1,522	6%	6%	$ 4,788	$ 4,550	5%	6%

Medical Products
United States	$ 811	$ 723	12%	12%	$ 2,284	$ 2,222	3%	3%
International	1,343	1,232	9%	10%	3,819	3,665	4%	5%
Total Medical Products [1]	$2,154	$1,955	10%	11%	$ 6,103	$ 5,887	4%	4%

Baxter International Inc.
United States	$1,642	$1,513	9%	9%	$ 4,670	$ 4,484	4%	4%
International	2,132	1,964	9%	9%	6,221	5,953	5%	5%
Total Baxter [1]	$3,774	$3,477	9%	9%	$10,891	$10,437	4%	5%

[1]	Includes net sales of $100 million from Gambro following the acquisition in September 2013. Medical Products net sales excluding Gambro grew 5% at actual rates and 6% at constant rates during the third quarter of 2013, and grew 2% at both actual and constant rates during the first nine months of 2013. Total Baxter net sales excluding Gambro grew 6% at both actual and constant rates during the third quarter of 2013, and grew 3% at actual rates and 4% at constant rates during the first nine months of 2013.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending September 30, 2013 and 2012

(unaudited)

($ in millions)

	Q3 2013	Q3 2012	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2013	YTD 2012	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia [2]	$ 851	$ 782	9%		9%		$ 2,465	$ 2,354	5%		6%
BioTherapeutics [3]	532	516	3%		2%		1,554	1,498	4%		3%
BioSurgery [4]	173	165	5%		5%		523	493	6%		6%
Vaccines [5]	64	59	8%		5%		246	205	20%		22%
Total BioScience	$1,620	$1,522	6%		6%		$ 4,788	$ 4,550	5%		6%

Medical Products
Fluid Systems [6]	$ 792	$ 702	13%		13%		$ 2,287	$ 2,162	6%		6%
Renal [7]	746	629	19%		21%		1,990	1,852	7%		9%
Specialty Pharmaceuticals [8]	372	367	1%		1%		1,101	1,099	—%		—%
BioPharma Solutions [9]	244	257	(5%	)	(4%	)	725	774	(6%	)	(6%	)
Total Medical Products	$2,154	$1,955	10%		11%		$ 6,103	$ 5,887	4%		4%

Total Baxter	$3,774	$3,477	9%		9%		$10,891	$10,437	4%		5%

[1]	Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. See Notes 2 - 9 below for a description of each commercial franchise.

[2]	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE) and plasma-derived hemophilia products (primarily FVII, FVIII and FEIBA). Recombinant and plasma-based products were previously reported separately.

[3]	Includes sales of the company’s liquid formulation of the antibody-replacement therapy immunoglobulin product (GAMMAGARD LIQUID) and other plasma-based therapies such as albumin and alpha-1 antitrypsin products. Antibody therapies and plasma-based products were previously reported separately.

[4]	Consists of biological products and delivery devices used for hemostasis, tissue sealing, adhesion reduction and hard tissue regeneration, as well as soft tissue repair and microsurgery products.

[5]	Consists of vaccines for seasonal and pandemic influenza, as well as meningitis C and tick-borne encephalitis.

[6]	Principally includes IV therapies, infusion pumps, administration sets and premixed drugs platforms. IV therapies were previously reported with nutrition products in IV Therapies, and Infusion Systems and Global Injectables were previously reported separately.

[7]	Consists of PD and HD therapies, and includes net sales of $100 million from Gambro following the acquisition in September 2013. Renal sales excluding Gambro grew 3% at actual rates and 5% at constant rates during the third quarter of 2013, and grew 2% at actual rates and 4% at constant rates during the first nine months of 2013.

[8]	Principally includes nutrition and anesthesia products. Nutrition products were previously reported with IV therapies in IV Therapies and anesthesia products were previously reported separately.

[9]	Principally includes sales from the pharmaceutical partnering business and pharmacy compounding services, which were previously reported with Global Injectables. Also includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies business after the February 2007 divestiture.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Three-Month Periods Ending September 30, 2013 and 2012

(unaudited)

($ in millions)

	Q3 2013			Q3 2012			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Hemophilia	$ 350	$ 501	$ 851	$ 346	$ 436	$ 782	1%		15%		9%
BioTherapeutics	374	158	532	347	169	516	8%		(7%	)	3%
BioSurgery	100	73	173	97	68	165	3%		7%		5%
Vaccines	7	57	64	0	59	59	—%		(3%	)	8%
Total BioScience	$ 831	$ 789	$1,620	$ 790	$ 732	$1,522	5%		8%		6%

Medical Products
Fluid Systems	$ 427	$ 365	$ 792	$ 354	$ 348	$ 702	21%		5%		13%
Renal [2]	130	616	746	100	529	629	30%		16%		19%
Specialty Pharmaceuticals	159	213	372	169	198	367	(6%	)	8%		1%
BioPharma Solutions	95	149	244	100	157	257	(5%	)	(5%	)	(5%	)
Total Medical Products [2]	$ 811	$1,343	$2,154	$ 723	$1,232	$1,955	12%		9%		10%

Total Baxter [2]	$1,642	$2,132	$3,774	$1,513	$1,964	$3,477	9%		9%		9%

[1]	Effective January 1, 2013, Baxter has transitioned to a commercial franchise structure for reporting net sales. Prior period net sales have been reclassified to reflect the new commercial franchise structure. Refer to page 14 for additional details.

[2]	Includes net sales of $100 million from Gambro following the acquisition in September 2013. Renal sales excluding Gambro grew 3% at actual rates and 5% at constant rates during the third quarter of 2013. Medical Products net sales excluding Gambro grew 5% at actual rates and 6% at constant rates during the third quarter of 2013. Total Baxter net sales excluding Gambro grew 6% at both actual and constant rates during the third quarter of 2013.